UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2009

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

740 North 129th Street, Suite 105
Omaha, Nebraska 68154
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

4538 S. 140th Street, Omaha, Nebraska 68137
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2009, the employment of Ronald E. Gillum, Jr. with Gabriel Technologies Corporation (the “Company”) and its subsidiaries was terminated.  Until the termination of Mr. Gillum’s employment, he was the President, Chief Operating Officer and Secretary of the Company.  In connection with Mr. Gillum’s departure, the employment agreement, dated February 1, 2007, between Mr. Gillum and Gabriel Technologies LLC, and the letter agreement, dated July 19, 2007, between Mr. Gillum and the Company that stipulated the terms of his employment were also terminated.

On June 3, 2009, the Board of Directors of the Company appointed George Tingo, Jr. as the Company’s Chief Executive Officer and Chairman of the Board, and Jack B. Manning as the Company’s Secretary.  Mr. Tingo will serve as Chief Executive Officer and Chairman, and Mr. Manning will serve as Secretary, at the pleasure of the Board.

Mr. Tingo’s compensation for serving as Chief Executive Officer and Chairman has not been determined as of the date of this report.  The Company has retained an independent third party compensation consultant to advise the Compensation Committee regarding Mr. Tingo’s compensation.  The Compensation Committee presently consists of two members of the Board of Directors, John Hall and Jack B. Manning.

Since 2008, Mr. Tingo, age 53, has served, and continues to serve, as President and Chairman of the Board of LocalGetaways, Inc., the provider of an online travel website and travel newsletter focusing on content, information and offers for residents of Northern California.  From 2005 to 2007, he was the President of Mobile Campus, Inc., a company he founded that provided a technology platform for the distribution of wireless information around university campuses.  From 2003 to 2005, Mr. Tingo was President and Chief Executive Officer of ADA Manufacturing, Inc., a manufacturer of precision parts for the semiconductor industry.  From 1984 to 1993, Mr. Tingo was engaged in the private practice of law, and served as CEO of Dow Motor Company, a start-up offshore light industrial manufacturing company (from 1993 to 1998), as President and VP of Sales for Capital Markets Trade Credit, Inc., a start-up, Internet-based financing organization (from 1999 to 2001), and as a global supply chain sales manager for Vitria Technology, Inc., a semiconductor company (from 2001 to 2002).  Mr. Tingo received a Bachelor of Arts degree  from St. Lawrence University in Canton, New York, and a law degree (J.D.) from University of San Francisco.

ITEM 8.01	Other Events.

On May 22, 2009, the Company discontinued the business operations of Gabriel Technologies, LLC (“Gabriel LLC”), a wholly-owned subsidiary of the Company that developed and marketed a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System, due to Gabriel LLC’s unprofitable operations, negative cash flow and significant future cash requirements.

The Company is exploring strategic alternatives for Gabriel LLC, including the possible sale of some or all of its assets.  The Board believed that discontinuing the operations of Gabriel LLC was in the best interests of the Company and its stockholders as it will enable the Company to minimize future costs associated with Gabriel LLC’s operations.  The Company intends to focus its business operations on maximizing the value of its technology rights and other assets.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: June 8, 2009	By:	/s/ George Tingo, Jr.
George Tingo, Jr. Chief Executive Officer